UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Galaxy Energy Corporation

(Exact Name of Registrant as Specified in Its Charter)

Colorado (State of Incorporation or Organization)	98-0347827 (I.R.S. Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.001 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Act”), the common stock, par value $.001 per share (the “Common Stock”), of Galaxy Energy Corporation, a Colorado corporation (the “Company”). A description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities – Common Stock” in the Prospectus included in the Company’s Registration Statement on Form SB-2, No. 333-120275 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2004 and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s registration statement on Form 10-SB, file number 0-32237, filed January 18, 2001)

3.2

Articles of Amendment to Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s quarterly report on Form 10-QSB for the quarter ended May 31, 2003, file number 0-32237, filed July 15, 2003)

3.3

Articles of Amendment to Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, file number 0-32237, filed October 26, 2004)

3.4	Bylaws of the Company (incorporated herein by reference to Exhibit 3(ii) to the Company’s registration statement on Form 10-SB, file number 0-32237, filed January 18, 2001)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GALAXY ENERGY CORPORATION
Date: November 21, 2005	By:	/s/ Christopher S. Hardesty
Christopher S. Hardesty
Chief Financial Officer

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